Exhibit 99.11

                                                Entergy Corporation
[Logo of Entergy]                               639 Loyola Avenue
                                                New Orleans, LA 70113

________________________________________________________________________


Date:               February 1, 2001                            News

For Release:        Immediate                                   Release

Contact:            Yolanda Pollard  (News Media)
                    504-576-4238
                    ypollar@entergy.com

                    Nancy Morovich  (Investor Relations)
                    504-576-5506
                    nmorovi@entergy.com

         Entergy Ends 2000 with Strong Fourth Quarter Earnings

     New Orleans - Entergy Corporation (NYSE:ETR) today reported fourth quarter 2000 and full year consolidated earnings that were significantly higher than earnings in same periods of 1999. Earnings per share from operations set a fourth quarter record for the company - completing four consecutive record quarters in 2000.

     Entergy's fourth quarter 2000 earnings were $43.3 million, or 19 cents per share, compared with earnings of $4.3 million, or 2 cents per share, in fourth quarter 1999. On an operational basis, Entergy's earnings were $70.9 million or 31 cents per share in fourth quarter 2000, compared with $17.9 million or 8 cents per share in the year-earlier period. Colder-than-normal weather increased sales of electricity, accounting for 15 cents of the 23-cent increase in fourth quarter earnings per share from 1999 to 2000.
Other factors contributing to higher earnings per share included stronger performance at Entergy's competitive businesses and the effect of the company's ongoing program to repurchase shares of its common stock.

     For the full year, Entergy earned $2.97 per share in 2000, compared with $2.25 in 1999. On an operational basis, Entergy's 2000 earnings per share were $3.12 in 2000 versus
1999's total of $2.17. Excluding the impact of more favorable weather in 2000 compared to 1999, Entergy earned
$2.80, up 35 percent over 1999's total of $2.08.

 "Fourth quarter results continue the trend of record-breaking financial and operational performance for Entergy," said J. Wayne Leonard, Entergy's chief executive officer. "It was also a year of superior execution on our key strategic initiatives. Entergy is a fundamentally different company today than it was a year ago, with greater capacity to serve customers and to provide growing returns to shareholders. In the fourth quarter, we advanced on several fronts, including:

     - securing overwhelming shareholder approval for our proposed merger with FPL Group,

     - completing merger approval filings in each of our regulatory jurisdictions,

     - closing, ahead of schedule, our acquisition of the Indian
       Point 3 and FitzPatrick nuclear plants,  and

     - being chosen as the winning bidder for Indian Point 2.

     "In addition," Leonard continued, "we have just closed the Entergy-Koch venture. The energy commodity trading arm of the EK venture begins commercial operations today under the name Axia Energy, and the Koch Gateway Pipeline begins conducting business under its new name, Gulf South
Pipeline."

                        Utility Operations

     In the fourth quarter of 2000, utility earnings on an operational basis were $46.5 million, or 20 cents per share, compared with $34.7 million, or 15 cents per share, in fourth quarter 1999. Weather was significantly colder, contributing 14 cents per share to fourth quarter earnings. In comparison, weather had a slight negative impact on fourth quarter 1999 earnings. In addition, the year-over-year increase in earnings per share reflects a reduction in the number of outstanding shares, due to Entergy's ongoing share repurchase program.

     Partially offsetting these factors were tax and depreciation adjustments, as well as current period increases in O&M spending, resulting primarily from an increase in Entergy
Arkansas' storm damage reserves and increased reliability spending across the system.

     "Entergy's utility operations met the challenges of two severe storms in December, the worst ice storms in our company's history," Leonard said. "With the help of more than 10,000 workers from 25 states, Entergy restored service to over 230,000 Arkansas and Louisiana customers in each storm within one week.

     "We know that many natural gas customers have been hit with higher bills as a result of cold weather and sharply higher commodity gas costs this winter," he added. "Entergy does not profit in any way from higher gas costs, and none of the increase in earnings is attributable to higher gas costs to our distribution customers. We're working with our customers who are having trouble handling their winter bills to defer and levelize payments and to access funds to assist them. Entergy has contributed $1.4 million in New Orleans to assist customers."

     For the full year, the utility earned $2.65 per share on an operational basis in 2000, compared with $2.26 in 1999. The increase in 2000 was primarily due to more extreme weather, the share repurchase impact, and sales growth.

                        Competitive Businesses

     In fourth quarter 2000, Entergy's competitive businesses earned $25.3 million, or 12 cents per share on an operational basis, compared with $7.4 million, or 3 cents per share, in fourth quarter 1999.

     Entergy Wholesale Operations reported earnings per share of 3 cents in the fourth quarter of 2000, compared with a loss of 2 cents per share in the same period of 1999. In the 2000 period, EWO benefited from strong trading earnings, partially offset by a slight loss at the Saltend power plant in the U.K. due to seasonally low electricity prices. For the full year, EWO earned 18 cents per share on an operational basis in 2000, well above 1999's total of 5 cents per share. The increase in 2000 is attributed to improved trading operations and liquidated damages from the delayed construction of the Saltend project.

     Entergy Nuclear earned 9 cents per share in the fourth quarter of 2000, three times the 3 cents per share earned in the fourth quarter of 1999. In 2000, the newly acquired Indian Point 3 and FitzPatrick nuclear plants made stronger than expected earnings contributions. For all of 2000, Entergy Nuclear contributed 22 cents per share, compared with 6 cents per share in 1999, benefiting from a full year of Pilgrim ownership and the addition in November of the two New York plants.

                        Parent & Other

     Parent and Other earnings recorded a loss of 1 cent per share on an operational basis in fourth quarter 2000, compared with a loss of 10 cents per share in fourth quarter 1999. Results for the 2000 period benefited from lower O&M expenses, reclassifying the Gulf States merger goodwill amortization from the parent to the utility, and telecommunications earnings.

                    Share Repurchase Program

     During the fourth quarter of 2000, Entergy bought an additional 1.5 million shares of its common stock under the share repurchase program at a cost of $53.8 million. From the initiation of the program through December 31, 2000, Entergy has invested $779 million to repurchase 28.9 million shares of its own stock, with $284 million remaining of the total $1.06 billion authorized for repurchasing shares. The repurchase program is expected to be completed by the time of the financial close of the proposed merger with FPL Group.

                            Outlook

     "With another record-breaking quarter, Entergy finished a great year in 2000," said C. John Wilder, Entergy's chief financial officer. "As a result of our continued business strength, we are raising our 2001 earnings guidance to a range of $3.00 to $3.20 per share."

     Entergy is a major global energy company with power production, distribution operations and related diversified services. Entergy owns, manages, or invests in power plants generating over 30,000 megawatts of electricity domestically and internationally, and delivers electricity to about 2.5 million customers in portions of Arkansas, Louisiana, Mississippi and Texas. It is also a leading provider of wholesale energy marketing and trading services.


                               -30-

Entergy Corporation's on-line address is http://www.entergy.com The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:
Investors are cautioned that forward-looking statements contained in the foregoing release with respect to the revenues, earnings, performance, strategies, prospects and other aspects of the business of Entergy Corporation may involve risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties relating to: the effects of weather, the performance of generating units and transmission systems, the possession of nuclear materials, fuel prices and availability, the effects of regulatory decisions and changes in law, litigation, capital spending requirements, the onset of competition, advances in technology, changes in accounting standards, corporate restructuring and changes in capital structure, movements in the markets for electricity and other energy-related commodities, changes in interest rates and in financial and foreign currency markets generally, changes in corporate strategies, and other factors.

                          ENTERGY CORPORATION
                         Earnings at a glance


 Fourth Quarter                2000          1999            %

 Operating Revenues         $2,635.32      $1,752.37        50.4
 Earnings                   $   43.31      $    4.28       911.4
 Earnings per share*        $    0.19      $    0.02       850.0


 *Includes Special Items (EPS):
  Loss on Latin American Investments      $(0.12)             -
  Security sale true-up                        -          $0.02
  London reserve adjustments                   -           0.10
  Regulatory & reserve adjustments             -          (0.18)
                                          ------         ------
  Total                                   $(0.12)        $(0.06)
                                          ======         ======

 Year to Date                   2000          1999           %

 Operating Revenues          $10,016.15    $8,773.23        14.2
 Earnings                    $   679.29    $  552.46        23.0
 Earnings per share*         $     2.97    $    2.25        32.0


 *Includes Special Items (EPS):
  Loss on Latin American Investments      $(0.12)            -
  Gain on sale of Freestone Project         0.06             -
  Change in unbilled revenue estimate          -         $0.13
  Depreciation adjustment                      -          0.04
  SERI refund adjustments                      -         (0.08)
  Regulatory & reserve adjustments         (0.09)        (0.27)
  Security sale true-up                        -          0.02
  London reserve adjustments                   -          0.10
  Foreign tax benefits                         -          0.10
  Gain on sale of Hyperion                     -          0.03
  CitiPower purchase price adjustment          -          0.02
  EPG write-off of start-up costs per
    new accounting standard                    -         (0.01)
                                          ------         -----
  Total                                   $(0.15)        $0.08
                                          ======         =====


Note - dollars in millions except per share amounts, which are actual.

                         Entergy Corporation
                    Consolidated Income Statement
                    Three Months Ended December 31
                           (in thousands)

                                                                  2000          1999      % Inc/(Dec)
                                                                      (unaudited)
Operating Revenues:
     Domestic electric                                          $1,817,029    $1,400,484    29.7
     Natural gas                                                    69,765        32,034   117.8
     Steam products                                                      -             -       -
     Competitive businesses                                        748,521       319,851   134.0
                                                                ----------    ----------
                      Total                                      2,635,315     1,752,369    50.4
                                                                ----------    ----------

Operating Expenses:
     Operation and maintenance:
         Fuel, fuel-related expenses,
           and gas purchased for resale                            888,864       604,820    47.0
         Purchased power                                           632,672       252,003   151.1
         Nuclear refueling outage expenses                          16,887        19,642   (14.0)
         Other operation and maintenance                           569,301       509,868    11.7
     Decommissioning                                                10,873        10,984    (1.0)
     Taxes other than income taxes                                 103,997        80,135    29.8
     Depreciation and amortization                                 200,136       175,716    13.9
     Other regulatory charges (credits) - net                      (23,630)        4,800  (592.3)
     Amortization of rate deferrals                                  4,616         7,724   (40.2)
                                                                ----------    ----------
                      Total                                      2,403,716     1,665,692    44.3
                                                                ----------    ----------

Operating Income                                                   231,599        86,677   167.2
                                                                ----------    ----------

Other Income (Deductions):
     Allowance for equity funds used during
         construction                                                7,124         8,655   (17.7)
     Gain (loss) on sales of assets - net                          (41,756)       10,037  (516.0)
     Miscellaneous - net                                            33,623        65,329   (48.5)
                                                                ----------    ----------
                      Total                                         (1,009)       84,021  (101.2)
                                                                ----------    ----------

Interest and Other Charges:
     Interest on long-term debt                                    123,487       117,568     5.0
     Other interest - net                                           19,408        24,068   (19.4)
     Dividends on preferred securities of subsidiaries               4,709         4,709       -
     Allowance for borrowed funds used during
         construction                                               (5,361)       (6,115)  (12.3)
                                                                ----------    ----------
                      Total                                        142,243       140,230     1.4
                                                                ----------    ----------

Income Before Income Taxes                                          88,347        30,468   190.0

Income Taxes                                                        38,304        14,264   168.5
                                                                ----------    ----------

Consolidated Net Income                                             50,043        16,204   208.8

Preferred dividend requirements of subsidiaries and other            6,735        11,922   (43.5)
                                                                ----------    ----------

Earnings Applicable to Common Stock                                $43,308        $4,282   911.4
                                                                ==========    ==========
Earnings Per Average Common Share:
     Basic                                                           $0.20         $0.02   900.0
     Diluted                                                         $0.19         $0.02   850.0
Average Number of Common Shares Outstanding:
     Basic                                                     219,582,366   240,930,695
     Diluted                                                   223,919,460   241,065,885




                             Entergy Corporation
                        Consolidated Income Statement
                       Twelve Months Ended December 31
                                 (in thousands)

                                                                2000         1999   % Inc/(Dec)
                                                                    (unaudited)
Operating Revenues:
     Domestic electric                                       $7,219,686   $6,271,414    15.1
     Natural gas                                                165,872      110,355    50.3
     Steam products                                                   -       15,852  (100.0)
     Competitive businesses                                   2,630,590    2,375,607    10.7
                                                            -----------   ----------
                      Total                                  10,016,148    8,773,228    14.2
                                                            -----------   ----------

Operating Expenses:
     Operation and maintenance:
         Fuel, fuel-related expenses,
           and gas purchased for resale                       2,645,835    2,082,875    27.0
         Purchased power                                      2,662,881    2,442,484     9.0
         Nuclear refueling outage expenses                       70,511       76,057    (7.3)
         Other operation and maintenance                      1,901,314    1,705,545    11.5
     Decommissioning                                             39,484       45,988   (14.1)
     Taxes other than income taxes                              370,344      339,284     9.2
     Depreciation and amortization                              746,125      698,881     6.8
     Other regulatory charges (credits) - net                     3,681       14,833   (75.2)
     Amortization of rate deferrals                              30,392      115,627   (73.7)
                                                            -----------   ----------
                      Total                                   8,470,567    7,521,574    12.6
                                                            -----------   ----------

Operating Income                                              1,545,581    1,251,654    23.5
                                                            -----------   ----------

Other Income (Deductions):
     Allowance for equity funds used during
         construction                                            32,022       29,291     9.3
     Gain (loss) on sales of assets - net                       (20,466)      71,926  (128.5)
     Miscellaneous - net                                        190,129      154,423    23.1
                                                            -----------   ----------
                      Total                                     201,685      255,640   (21.1)
                                                            -----------   ----------

Interest and Other Charges:
     Interest on long-term debt                                 477,071      476,877     0.0
     Other interest - net                                        85,635       82,471     3.8
     Dividends on preferred securities of subsidiaries           18,838       18,838     0.0
     Allowance for borrowed funds used during
         construction                                           (24,114)     (22,585)    6.8
                                                            -----------   ----------
                      Total                                     557,430      555,601     0.3
                                                            -----------   ----------

Income Before Income Taxes                                    1,189,836      951,693    25.0

Income Taxes                                                    478,921      356,667    34.3
                                                            -----------   ----------

Consolidated Net Income                                         710,915      595,026    19.5

Preferred dividend requirements of subsidiaries and other        31,621       42,567   (25.7)
                                                            -----------   ----------

Earnings Applicable to Common Stock                            $679,294     $552,459    23.0
                                                            ===========   ==========
Earnings Per Average Common Share:
     Basic                                                        $3.00        $2.25    33.3
     Diluted                                                      $2.97        $2.25    32.0
Average Number of Common Shares Outstanding:
     Basic                                                  226,580,449  245,127,460
     Diluted                                                228,541,307  245,326,883



                        Entergy Corporation

             U. S. Utility Electric Energy Sales & Customers

                         Three Months Ended December

                                    2000      1999      %
                                  (Millions of kwh)
ELECTRIC ENERGY SALES:
     Residential                    7,055     6,357    11.0
     Commercial                     5,920     5,638     5.0
     Governmental                     639       632     1.1
     Industrial                    11,070    11,209    (1.2)
                                   ------    ------
       Total to Ultimate Customers 24,684    23,836     3.6
     Wholesale                      2,913     2,323    25.4
                                   ------    ------
                Total Sales        27,597    26,159     5.5
                                   ======    ======



                         Twelve Months Ended December

                                     2000      1999      %
                                   (Millions of kwh)
ELECTRIC ENERGY SALES:
     Residential                    31,998    30,631     4.5
     Commercial                     24,657    23,775     3.7
     Governmental                    2,605     2,564     1.5
     Industrial                     43,956    43,549     0.9
                                   -------   -------
       Total to Ultimate Customers 103,216   100,519     2.7
     Wholesale                       9,794     9,714     0.8
                                   -------   -------
                Total Sales        113,010   110,233     2.5
                                   =======   =======



                                December

                                        2000        1999       %

ELECTRIC CUSTOMERS (YEAR TO DATE AVERAGE):
     Residential                     2,205,539   2,180,248    1.2
     Commercial                        289,427     282,155    2.6
     Governmental                       14,350      13,986    2.6
     Industrial                         42,016      42,214   (0.5)
                                     ---------   ---------
       Total to Ultimate Customers   2,551,332   2,518,603    1.3
     Wholesale                              37          43  (14.0)
                                     ---------   ---------
       Total Sales                   2,551,369   2,518,646    1.3
                                     =========   =========